EXHIBIT 10-A

                       			   MENTOR GRAPHICS CORPORATION

                       			     1982 STOCK OPTION PLAN

Mentor Graphics recognizes that its continuing success depends upon the initiative, ability and significant contributions of officers and key employees. Mentor Graphics believes that by affording such employees the opportunity to purchase shares in Mentor Graphics it will its ability to attract and retain such employees and will provide an incentive for them to exert their best efforts on its behalf.

	The Plan is as follows:

1.  Shares Subject to Option.

	1.1 Options granted under this Plan shall be for authorized but unissued or reacquired common stock of Mentor Graphics.

	1.2 Options may be granted under paragraph 4 of the Plan and stock appreciation rights may be granted under paragraph 8.2 of the Plan for a total of not more than 18,670,000 shares of common stock, subject to adjustment under paragraph 9. Shares subject to appreciation rights granted under paragraph 8.2 that are terminated or expire without being exercised, other than options that are surrendered on exercise of a stock appreciation right granted under paragraph 8.1, shall be added to the shares remaining or future options and stock appreciation rights.

	1.3 No employee may be granted options or stock appreciation rights under the Plan for more than an aggregate of 500,000 shares of Common Stock in any calendar year.

2.  Effective Date; Duration.

    This Plan shall be effective January 1, 1982 and shall continue until all shares available for issuance under the Plan have been issued, unless sooner terminated by the Board of Directors of Mentor Graphics (Board of Directors). Expiration or termination of the Plan shall not affect outstanding options, bonus rights or stock appreciation rights.

3.  Administration.

	3.1 The Plan shall be administered by a compensation committee appointed by the Board of Directors (Committee). The Committee may delegate any of its administrative duties to one or more agents and may retain advisors to assist it.

	3.2 The Committee shall have general responsibility to interpret and administer the Plan. Any decision by the Committee shall be final and bind all parties. Notwithstanding the foregoing the Committee's exclusive power to make final and binding interpretations of the Plan shall immediately terminate upon the occurrence of a Change in Control (as defined in paragraph 7.2). The Committee shall keep adequate records of options, bonus rights and stock appreciation rights granted under the Plan and shall be responsible for communication with optionees.

	3.3 No Committee member shall participate in the decision of any question relating exclusively to an option, bonus right or stock appreciation right granted to the member.

     3.4 The Board of Directors may appoint a committee of two or more executive officers of the Company and delegate to it the authority to grant options and take all other actions permitted to the Committee under paragraphs 4 through 8; provided, however, that the committee of executive officers shall not be authorized to approve or take any other action with respect to grant persons who are executive officers, and the Board of Directors may further limit the authority of the committee.

4.  Grant of Options.

	4.1 Options granted under the Plan may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the Code), or options other than incentive stock options (nonqualified stock options). No incentive stock options may be granted under the Plan on or after the tenth anniversary of the last action by the Board of Directors approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders.

	4.2 Options may be granted to any officer or key employee of Mentor Graphics and any subsidiary of Mentor Graphics and may be granted in substitution for outstanding options of another corporation by reason of merger, consolidation, acquisition of property reorganization between such other corporation and Mentor Graphics or any subsidiary of Mentor Graphics. Additional options may be granted to existing optionees and may be granted in exchange for outstanding options.

	4.3 The Committee shall designate persons to receive grants, and as to each option shall specify the number of shares, the option price and term, the time or times at which the option may be exercised, whether the option is an incentive stock option or a nonqualified stock option and all other terms and conditions of the option.

    44.4 No employee may be granted incentive stock options under the Plan such that the aggregate fair market value, on the date of grant, of the shares with regard to which incentive stock options are exercisable for the first time by that employee during any the Plan and under any other stock option plan of Mentor Graphics or any parent or subsidiary of Mentor Graphics exceeds $100,000. Fair market value shall be determined under subparagraph
	  5.1(c) as of the date of each grant.

5.  Option Terms.

	5.1  The option price shall be fixed by the Committee as follows:

	      (a) Subject to (b) the option price for an incentive stock option shall be not less than the fair market value of the shares on the date of grant. The option price for a nonqualified stock option shall be not less than 50% of the fair market value of the shares on the date of grant.

		(b)  If the optionee at the time of grant owns stock possessing more
	    than 10 percent of the combined voting power of all classes of
	    stock of Mentor Graphics, the option price for an incentive
	    stock option shall be not less than 110 percent of the fair
	    market value of the shares on the date of grant.  Stock owned
	    by the optionee shall include for this purpose, and for purposes
	    of paragraph 5.2, stock attributed to the optionee pursuant to
	    applicable provisions of the Code.

		(c) "Fair market value" means an amount determined by, or in an
	    manner approved by, the Committee. The Committee may appoint and rely on one or more qualified independent appraisers to value the stock or use such other evaluation as it considers appropriate.

	5.2 The Committee shall fix a time limit of not over 10 years after the date of grant for exercise of an incentive stock option.
	  The Committee shall fix a time limit of not over 10 years plus seven days after the date of grant for exercise of a nonqualified stock option. For a more than 10 percent shareholder the maximum limit for exercise of an incentive stock option shall be 5 years. The Committee may make the option exercisable in full immediately or in graduated amounts over the option term.

	5.3 The option shall be evidenced by a stock option agreement executed by Mentor Graphics and the optionee in a form prescribed by the Committee.

	5.4 The option may not be assigned or transferred except on death, by will or operation of law, or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act. The option may be exercised only by the optionee or by a successor or representative after death.

 5.5 Unless otherwise determined by the Committee, if an officer of Mentor Graphics subject to Section 16 of the Securities Exchange Act of 1934 (1934 Act) exercises an option within six months of the grant of the option, the shares acquired upon exercise of the option may not be sold until six months after the date of grant of the option.

6.   Bonus Rights.

	6.1 The Committee may grant bonus rights in connection with nonqualified stock options granted under the Plan. Bonus rights may be granted with the related option or at a later time bonus right may not be assigned or transferred except on death, by will or operation of law, or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act. Bonus rights will be subject to such rules, terms, and conditions as the Committee may prescribe.

	6.2 A bonus right will entitle an optionee to a cash bonus in connection with the exercise in whole or in part of the related option. Subject to paragraph 6.3, the amount of the bonus determined by multiplying the applicable bonus percentage by the amount by which the fair market value, on the exercise date, of the shares received on exercise of the related option exceeds the option price. The cash bonus will be payable within 30 days following the date as of which its amount is determined. For the purpose of this paragraph, fair market value shall be determined according to subparagraph 5.1(c). The bonus percentage applicable to a bonus right shall be determined by the Committee, but shall in no event exceed 100 percent.

	6.3 The Committee may set a maximum dollar limit on the amount of cash to be paid under any bonus right.

7.   Acceleration Upon Change in Control.

	7.1 The Committee may grant acceleration rights to holders of options or stock appreciation rights which will provide that the options or stock appreciation rights will become exercisable in full for the remainder of their terms upon the occurrence of a Change in Control. Acceleration rights may be granted with an option or stock appreciation right or at a later time by amendment of outstanding options or stock appreciation rights.

	7.2 "Change in Control" means the occurrence of any of the following events, unless prior to the occurrence of the event, the Committee determines that the specific event shall not be considered a Change in Control:

		(a)     the shareholders of Mentor Graphics shall approve:

		(i) any consolidation, merger or plan of share exchange involving Mentor Graphics (Merger) in which Mentor Graphics is not the continuing or surviving corporation or pursuant to which shares of common stock would be converted into cash, securities or other property, other than a Merger involving Mentor Graphics in which the holders of Mentor Graphics' common stock immediately prior to the Merger have the same proportionate ownership of common stock of the surviving corporation immediately after the Merger;

		(ii)  any sale, lease, exchange or other transfer (in one transaction
	     or a series of related transactions) of all, or substantially
	     all, the assets of Mentor Graphics; or

		(iii)   the adoption of any plan or proposal for the liquidation or
	      dissolution of Mentor Graphics;

	(b) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (Incumbent Directors) shall cease for any reason to constitute at least a majority thereof, unless each new director elected during such two-year period was nominated or elected by two-thirds of the Incumbent Directors then in office and voting (new directors nominated or elected by two-thirds of the Incumbent Directors shall also be deemed to be Incumbent
	 Directors); or

		(c)   any person (as such term is used in Section 13(d) of the 1934 Act)
	 shall, as a result of a tender or exchange offer, open market
	 purchases, privately negotiated purchases or otherwise,
	 have become the beneficial owner (within the meaning of Rule 13d-3
	 under the 1934 Act), directly or indirectly, of securities of
	 Mentor Graphics ordinarily having the right to vote in the
	 election of directors (Voting Securities) representing twenty
	 percent (20%) or more of the combined voting power of the then
	 outstanding Voting Securities.

8.  Stock Appreciation Rights.

  8.1   (a)  The Committee, in its sole discretion, may grant both
  "general" and "limited" stock appreciation rights with all or any part of an incentive stock option or a nonqualified stock option granted under the Plan. Stock appreciation rights may be granted with the any later time during the term of the option.

		(b)  A general stock appreciation right granted with all or any part of an option shall be exercisable only at the time or times established by the Committee and only to the extent that the related option could be exercised.  A limited stock appreciation right shall be exercisable only during the 60 calendar days immediately following a Change in Control and only if the immediate resale of shares acquired upon exercise of the related option would subject the optionee to liability under Section 16(b) of the
  1934 Act; provided, however, that a limited stock appreciation right may not be exercised within six months of its date of grant.  Upon exercise of a stock appreciation right, the option or portion thereof to which the stock appreciation right relates must be surrendered.  The shares subject to an option or portion thereof that is surrendered upon exercise of a stock appreciation right shall not be available for future option or stock appreciation right grants under the Plan.

		(c)  Each stock appreciation right  granted with all or any part of an
	   option shall entitle the holder to receive from Mentor Graphics
	   an amount equal to the excess of the fair market value at
	   the time of exercise of one share of Mentor Graphics common stock
	   over the option price per share under the related option,
	   multiplied by the number of shares covered by the related option
	   or portion of the related option.

		(d)  The terms of a limited stock appreciation right granted with a
	   nonqualified stock option may provide, if so determined by the
	   Committee, that the fair market value of the common stock for
	   purposes of subparagraph 8.1(c) shall be equal to the higher of:

			(i) the highest reported sales price of the common stock during the 60-day period ending on the date the limited stock appreciation right is exercised;

			(ii) the highest per share price paid for shares of common stock purchased in any tender or exchange offer during the 60 calendar days preceding the exercise of the limited stock appreciation right;

		(iii) the fixed or formula price to be received by holders of shares of common stock in or as a result of any transaction described in subparagraph 7.2(a) if such price is determinable on the date of exercise, provided that any securities or other property are part of the fixed or formula price shall be valued at the highes securities or property in any communication to the shareholders of Mentor Graphics by any party to the transaction; and

			(iv) the highest price per share shown on a Schedule 13D, or any amendment thereto, filed by the holder or holders of the specified percentage of common stock whose acquisition gives rise to the exercisability of the limited stock appreciation right.

	8.2  (a)   The Committee may grant general stock appreciation rights
without related options under the Plan to any officer or key employee of Mentor Graphics and any subsidiary of Mentor Graphics. Such stock appreciation rights may be granted in substitution for outstanding stock appreciation rights of another corporation by reason of merger, consolidation, acquisition of property or stock, or other reorganization between such other corporation and Mentor Graphics or any subsidiary of Mentor Graphics. Additional stock appreciation rights may be granted to existing holders of stock appreciation rights and may be granted in exchange for outstanding stock appreciation rights.

		(b) The Committee shall designate persons to receive grants of stock appreciation rights, and as to each stock appreciation right shall specify the number of shares, the stock appreciation right price, the term, the time or times at which the stock appreciation right all other terms and conditions of the stock appreciation right. The stock appreciation right price shall not be less than 50% of the fair market value of the shares on the date of grant.

		(c) Each stock appreciation right granted without a related option shall entitle the holder to receive from Mentor Graphics an amount equal to the excess of the fair market value at the time of exercise of one share of Mentor Graphics common stock over the stock appreciation right price, multiplied by the number of shares covered by the stock appreciation right or portion thereof that is exercised. The shares subject to a stock appreciation right or portion thereof that is exercised shall not be available for future option or stock appreciation right grants under the Plan.

    8.3  (a)   Payment upon exercise of a general stock appreciation right by Mentor Graphics may be made in shares of Mentor Graphics common stock valued at fair market value, or in cash, or partly in shares and partly in cash. The Committee shall either specify the form of payment or retain the power to disapprove any election by a holder to receive cash appreciation right. For the purpose of this paragraph, fair market value shall be determined according to subparagraph 5.1(c).

		(b) Payment upon exercise of a limited stock appreciation right by Mentor Graphics may be made only in cash.

	8.4 No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, in the discretion of the Committee, the number of shares may be rounded to the next whole share.

	8.5 Stock appreciation rights will be subject to such rules, terms, and conditions, and shall be evidenced by an agreement in such form, as the Committee may prescribe prior to the occurrence of a Change in Control.

    8.6 Stock appreciation rights may not be assigned or transferred except on death, by will or operation of law, or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act. Stock appreciation rights may be exercised only by the holder or by a successor or representative after death.

	8.7 Unless otherwise determined by the Committee, no stock appreciation right may be exercised by an officer of Mentor Graphics subject to Section
16 of the 1934 Act during the first six months following the date of grant.

9.  Changes in Capital Structure.

	If any change is made in the outstanding common stock without Mentor Graphics' receiving any consideration, such as a stock split, reverse stock split, stock dividend, or combination or reclassification of the common stock, a corresponding change shall be made in the number of shares remaining available for grants of options or stock appreciation rights under paragraph 1, disregarding fractional shares, without any further approval of the shareholders. The adjustment shall be made by the Committee whose determination shall be conclusive.

10. Amendment or Termination of the Plan.

  10.1 The Board of Directors may amend or terminate this Plan at any time subject to paragraph 10.2.

	10.2 Unless the amendment is approved by the shareholders, no amendment shall be made in the Plan that would:

	(a) Increase the total number of shares available for options or stock appreciation rights;

		(b) Increase the maximum option term; or

		(c) Modify the requirements for eligibility under the Plan.